EXHIBIT 10.8

                           SUMMARY OF COMPENSATION FOR
                     DIRECTORS AND NAMED EXECUTIVE OFFICERS
                            OF OHIO VALLEY BANC CORP.
Directors
---------
     All of the directors of Ohio Valley Banc Corp. ("Ohio Valley") also serve as directors of its subsidiary, The Ohio Valley Bank Company (the "Bank"). The directors of Ohio Valley are paid by the Bank for their services rendered as directors of the Bank, not Ohio Valley. Each director of the Bank who is not an employee of Ohio Valley or any of its subsidiaries (a "Non-Employee Director") receives $550 per month for his or her services. Each director of the Bank who is an employee of Ohio Valley or any of its subsidiaries (an "Employee Director") receives $350 per month for his or her services. In addition, each director of the Bank receives an annual retainer of $14,700 paid in December of each year for services to be rendered during the following year.

     Each Non-Employee Director who is a member of the Executive Committee of the Bank receives fees of $37,800 annually. This figure was pro-rated for time served for new members. Employee Directors receive no additional compensation for serving on the Executive Committee.

     The Bank maintains a life insurance policy for all directors with a death benefit of two times annual director fees as part of the Bank's group term life insurance program. The Bank also maintains a Director Retirement Plan for all directors of the Bank and a Deferred Compensation Plan for all directors and executive officers of the Bank. These documents are filed as Exhibit 10.1,
Exhibit 10.3, Exhibit 10.6(a) and Exhibit 10.6(b), respectively, to Ohio Valley's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (SEC File No. 0-20914).

Named Executive Officers
------------------------
     The following sets forth the current salaries of the executive officers of Ohio Valley named in the Summary Compensation Table in Ohio Valley's proxy statement (the "Named Executive Officers"):

      Name                               Current Salary
-----------------                        --------------
Jeffrey E. Smith                            $159,360

Scott W. Shockey                              61,012

Katrinka V. Hart                             100,969

E. Richard Mahan                             100,790

Larry E. Miller, II                          100,969

     Certain Named Executive Officers are entitled to participate in several benefit arrangements, including the Ohio Valley Banc Corp. Bonus Program, the Ohio Valley Bank Company Executive Group Life Split Dollar Plan, the Executive Deferred Compensation Plan, and a supplemental executive retirement plan (currently only for Mr. Smith), as set forth in exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6(a), 10.6(b), 10.7(a), 10.7(b), 10.8 and 10.9 to Ohio Valley's Annual
Report on Form 10-K for the fiscal year ended December 31, 2007, SEC File No. 0-20914. In addition, Named Executive Officers are entitled to participate in various benefit plans available to all employees, including a Profit Sharing Retirement Plan, a 401(k) plan, an employee stock ownership plan, group term life insurance, health insurance, disability insurance and a flexible compensation/cafeteria plan, all as described in Ohio Valley's proxy statement for its 2008 annual meeting of shareholders.